UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2004

CVS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01011	050494040
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of principal executive offices)	(Zip Code)

(401) 765-1500

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure

There have been recent news reports concerning alleged ethics violations by certain Rhode Island elected officials in connection with their business relationships with CVS Corporation. The Rhode Island State Police are currently investigating this matter as well as business relationships between Rhode Island elected officials and other Rhode Island companies. Other recent press reports indicate that the United States Attorney’s Office may also be considering whether to conduct an investigation of these matters. CVS is cooperating fully in the investigation of this matter and has retained former Rhode Island Attorney General Jeffrey B. Pine to conduct a complete review of its conduct and related policies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

By:	/s/ DAVID B. RICKARD
David B. Rickard Executive Vice President, Chief Financial Officer and Chief Administrative Officer Dated: January 23, 2004